UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

BRIDGE BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIDGE BANCORP, INC.
2200 Montauk Highway, P.O. Box 3005
Bridgehampton, NY 11932

March 28, 2005

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Bridge Bancorp, Inc. (the "Company"). Our Annual Meeting will be held at the offices of our subsidiary, The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, April 29, 2005 at 11:00 a.m.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to questions that shareholders may have. Also enclosed for your review is our Annual Report, which contains detailed information concerning the operating activities and financial statements of the Company.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of an Independent Registered Public Accounting Firm Auditors for the year ending December 31, 2005. The Board of Directors of the Company unanimously recommends a vote "FOR" the election of directors and "FOR" the ratification of the appointment of Crowe Chizek and Company LLC as the Company's Independent Registered Public Accounting Firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card, or cast your vote electronically, as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

/s/ Thomas J. Tobin
Thomas J. Tobin
President and Chief Executive Officer

BRIDGE BANCORP, INC.
2200 Montauk Highway, P.O. Box 3005
Bridgehampton, NY 11932

NOTICE OF ANNUAL MEETING
TO BE HELD APRIL 29, 2005

To the Shareholders of Bridge Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Bridge Bancorp, Inc. (the "Company") will be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Friday, April 29, 2005, at 11:00 a.m., for the purpose of considering and voting on the following matters:

1)	The election of three directors to Class C of the Company's Board of Directors, each to hold office for a term of three years or until their successors are elected and qualified..

2)	The ratification of the appointment of Crowe Chizek and Company LLC as Independent Registered Public Accounting Firm for the Company for the year ending December 31, 2005; and

such other business as may properly come before the Annual Meeting or any adjournments thereof.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, including all adjournments of the Annual Meeting. Only those shareholders of record at the close of business on March 11, 2005 shall be entitled to notice of and to vote at the Annual Meeting.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE ELECTRONICALLY AS PROVIDED HEREWITH.

By order of the Board of Directors

Sandra K. Novick
Vice President and Corporate Secretary

March 28, 2005
Bridgehampton, New York

THE PROMPT RETURN OF PROXIES IS REQUESTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOU CAN ALSO CAST YOUR VOTE ELECTRONICALLY.

BRIDGE BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 29, 2005

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at The Bridgehampton National Bank (the "Bank"), 2200 Montauk Highway, Bridgehampton, New York 11932, on April 29, 2005 at 11:00 a.m. or any adjournments thereof. The 2004 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2004, accompanies this Proxy Statement.

Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed envelope, or to vote electronically. Shareholders should indicate their votes in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees specified in this Proxy Statement and FOR the ratification of Crowe Chizek and Company LLC as Independent Registered Public Accounting Firm for the year ending December 31, 2005.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder’s discretionary authority on the designated proxy holder to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally, by telephone or by facsimile by directors, officers and employees of the Company, without additional compensation therefore.

This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about March 28, 2005.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. The close of business on March 11, 2005 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 6,260,644 shares. The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at this Annual Meeting. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

BENEFICIAL OWNERSHIP

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") and with the Company regarding such ownership. As of March 11, 2005, no person was known to be the beneficial owner of more than five percent of the Company's issued and outstanding shares of Common Stock.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the three nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Crowe Chizek and Company LLC as Independent Registered Public Accounting Firm of the Company, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. The ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked "ABSTAIN."

Proxies solicited hereby will be returned to the Company, and will be tabulated by inspectors of election designated by the Board of Directors.

ITEM 1 - ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of eight (8) members. The Board is divided into three classes as nearly equal in number as possible (Class A, B, and C). Each year one class of directors is elected to serve for a three-year term or until their respective successors shall have been elected and qualified.

The Board of Directors has nominated Messrs. Wesnofske, Tobin and Massoud for election as Class C directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominees) will be voted at the Annual Meeting for the election of these nominees. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees would be unable to serve, if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

The following table sets forth certain information, as of March 11, 2005, regarding the Board of Directors and executive officers who are not directors.

Name and Age	Principal Occupation for Past Five Years	Director of the Company Since	Shares of Common Stock of the Company Beneficially Owned as of December 31, 2004 (1)	Percent

Nominees for Director
Class C (term expiring in 2008)

Raymond Wesnofske Age 67	Chairperson of the Board of the Company & the Bank	1970	124,110 (2)	2.0%

Thomas J. Tobin Age 60	President and Chief Executive Officer of the Company & the Bank	1986	126,594 (3)	2.0

Charles I. Massoud Age 60	President and C.E.O. Paumanok Vineyards	2002	2,600 (4)	-

Directors Continuing in Office
Class A (term expiring in 2006)

R. Timothy Maran Age 63	Retired Insurance Broker, Retired Maran Corporate Risk Associates, Inc.	1980	69,463 (5)	1.1

Dennis A. Suskind Age 62	Retired Partner, Retired Goldman, Sachs & Co.	2002	76,911 (6)	1.2

Class B (term expiring in 2007)

Thomas E. Halsey Age 65	Owner Halsey Farm	1969	68,580 (7)	1.1

Marcia Z. Hefter Age 61	Vice Chairperson of the Board of the Company & the Bank Partner Esseks, Hefter & Angel, Esqs.	1988	32,532 (8)	0.5

Howard H. Nolan Age 44	Vice President, Finance Gentiva Health Services	2003	675 (9)	-

Name and Age	Principal Occupation for Past Five Years	Director of the Company Since	Shares of Common Stock of the Company Beneficially Owned as of December 31, 2004 (1)	Percent
Executive Officers Who Are Not Directors

Christopher Becker Age 39	Executive Vice President and Chief Operating Officer of the Company and the Bank		33,885 (10)	0.5

Janet T. Verneuille Age 44	Senior Vice President and Chief Financial Officer of the Company and the Bank; Treasurer of the Company		20,052 (11)	0.3

All Director Nominees, Continuing Directors and Executive Officers as a Group (10 persons)			555,402 (12)	8.9%

(1)
Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person (or his or her spouse) directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date.

(2)	Includes options to purchase 1,500 shares.
(3)	Includes options to purchase 42,209 shares and 3,240 shares of restricted stock granted to Mr. Tobin under the Equity Incentive Plan.
(4)	Includes options to purchase 900 shares.
(5)	Includes options to purchase 1,500 shares.
(6)	Includes options to purchase 900 shares.
(7)	Includes options to purchase 1,500 shares.
(8)	Includes options to purchase 1,500 shares.
(9)	Includes options to purchase 300 shares.
(10)	Includes options to purchase 16,875 shares and of 2,010 shares of restricted stock granted to Mr. Becker under the Equity Incentive Plan.
(11)	Includes options to purchase 7,875 shares and 1,215 shares of restricted stock granted to Ms. Verneuille under the Equity Incentive Plan.
(12)	Includes options to purchase 75,059 shares and 6,465 shares of restricted stock granted to the named Directors and Executive Officers under the Equity Incentive Plan.

COMPENSATION OF DIRECTORS

Directors of the Company are not compensated separately for their services as members of the Board of Directors of the Company. All of the members of the Board of Directors of the Company also serve on the Board of the Bank, for which they are compensated. As of January 1, 2005, each outside (non-employee) Director receives an annual fee of $5,000 from the Bank. The Chairperson of the Board of Directors receives an additional annual fee of $2,500. The Vice Chairperson of the Board of Directors, and the Chairperson of the Audit Committee, receives an additional annual fee of $2,000. All outside Directors are compensated $500 for each Board meeting. Directors who are members of the Audit Committee are compensated $400 per meeting attended. Directors who are members of the Asset and Liability Committee and the Classification Committee are compensated $300 per meeting attended. Directors are compensated $150 for all other Committee meetings attended. Each outside director in

2004 received an option to purchase 300 shares of Common Stock at an exercise price of $24.00 per share, which was the fair market value of the stock as of the date of grant.

BOARD MEETINGS AND COMMITTEES

The business of the Boards of Directors of the Company and the Bank is conducted through meetings and activities of the Boards and their Committees. The Board of Directors of the Company meets monthly, or more often as may be necessary. The Board of Directors of the Company has two standing Committees: Audit Committee and Compensation Committee. The Board of Directors of the Company met twelve times during 2004. No Director attended fewer than 75% in the aggregate of the total number of Board meetings held and the total number of Committee meetings on which he or she served during 2004, including Board and Committee meetings of the Bank and the Company in which he or she served.

DIRECTOR NOMINATIONS

The Board of Directors has not established a Nominating Committee for the selection of directors to be elected by the shareholders. Nominations of directors to the Board are determined by the full Board of Directors. The Board has determined that, except as to Mr. Tobin, each member of the Board is an "independent director" within the meaning of the corporate governance listing standards that would be applicable to the Company if the Common Stock was quoted on the Nasdaq Stock Market (referred to in this proxy statement as the NASDAQ® corporate governance listing standards). Mr. Tobin is not considered independent because he is an executive officer of the Company. The Board believes that it is appropriate to have the input of all directors, rather than a Committee of the Board, with respect to the candidates to be considered for election to the Board by the shareholders. In this regard, the Board believes that each individual director has a unique insight into the operations of the Company and the Bank, the communities in which we operate and the needs of the Company with respect to Board membership.

The Company does not currently have a charter or written policy with regard to the nomination process (other than for shareholder nominations). The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of gaining new perspectives. If any member of the Board does not wish to continue in service, or if the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Board would solicit suggestions for director candidates from all Board members. The Board would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with the Company's;
•	has had experiences and achievements that have given them him or her the ability to exercise and develop good business judgment;
•	is willing to devote the necessary time to the work of the Board and its Committees, which includes being available for Board and Committee meetings;
•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;
•	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its shareholders; and
•	has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

PROCEDURES FOR THE NOMINATION OF DIRECTORS BY THE SHAREHOLDERS

The Board has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Board will consider candidates submitted by a shareholder. Shareholders can submit the names of qualified candidates for Director by writing to our Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the date of the Company's proxy materials for the preceding year's annual meeting. The submission must include the following information:

•
the name and address of the shareholder as they appear on the Company's books, and number of shares of Common Stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder's ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of Common Stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder's ownership should be provided);

•	a statement of the candidate's business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between the candidate and the Company;
•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;
•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders must comply with the procedural and informational requirements described in "Advance Notice of Nominations to Be Brought before an Annual Meeting."

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual Director can write to the Corporate Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the Director or Directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors.

CODE OF ETHICS

The Board has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company, including the Company's principal executive officer, principal operating officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company's website at www.bridgenb.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company's website.

THE AUDIT COMMITTEE

The Audit Committee consists of Directors Nolan, Chairperson, Halsey and Massoud. Each member of the Audit Committee is considered "independent" as defined in the NASDAQ® corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

•
retaining, overseeing and evaluating the Independent Registered Public Accounting Firm a firm of independent certified public accountants to audit the annual consolidated financial statements of the Company;

•	overseeing the Company's financial reporting processes in consultation with the Independent Registered Public Accounting Firm and the director of internal audit;
•
reviewing the annual audited consolidated financial statements, quarterly financial statements and the Independent Registered Public Accounting Firm's report with management and the Independent Registered Public Accounting Firm and recommending inclusion of the annual audited consolidated financial statements in the Company's annual report on Form 10-K;

•	maintaining direct lines of communication with the Board of Directors, Company management, internal audit staff and the Independent Registered Public Accounting Firm;
•	overseeing the internal audit staff and reviewing management's administration of the system of internal accounting controls;
•	approving all engagements for audit and non-audit services by the Independent Registered Public Accounting Firm; and
•	reviewing the adequacy of the Audit Committee charter.

The Audit Committee met nine times during 2004. The Audit Committee reports to the Board on its activities and findings. The Board of Directors believes that Mr. Nolan qualifies as an "Audit Committee Financial Expert" as that term is used in the rules and regulations of the SEC.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter of the Audit Committee is available on the Company's website at www.bridgenb.com. Additionally, a copy of the Audit Committee charter is attached as Appendix A to this proxy statement.

Management has the primary responsibility for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the Independent Registered Public Accounting Firm, the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004;
•	discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and
•
received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the Independent Registered Public Accounting Firm their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and be filed with the SEC. In addition, the Audit Committee selected Crowe Chizek and Company LLC to be the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2005, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The foregoing report has been furnished by Committee members:

Howard H. Nolan, Chairperson
Thomas E. Halsey
Charles I. Massoud

THE COMPENSATION COMMITTEE

The Compensation Committee consists of the following directors: Raymond Wesnofske, Chairperson, Marcia Z. Hefter and R. Timothy Maran. The Committee met four times in 2004.  The Compensation Committee is responsible for recommending to the full Board:

•	the compensation of the chief executive officer (“CEO”) and chief operating officer (“COO”);
•	reviewing and administering overall compensation policy;
•	setting performance measures and goals;
•	administering stock-based compensation plans;
•	approving benefit programs;
•	establishing compensation of the Board of Directors; and
•	other matters of personnel policy and practice.

Each member of the Compensation Committee is considered "independent" as defined in the NASDAQ® corporate governance listing standards.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General Policy

The Company’s executive compensation policy is to provide an incentive for executive officers to achieve corporate goals and to reward executive officers when these goals are met. Central to the concept and design of executive compensation strategy is the paramount importance of long term shareholder interests and the need to align senior management with those interests.

Compensation levels for executive officers are established after consideration of corporate performance measures and executive compensation practices followed by the Company’s industry peer group. Also, included in the deliberative process are personal factors such as commitment, leadership, management style, teamwork and community involvement.

The Committee has access to all necessary Company financial reports, personnel records and other data. Committee members have regular contact with executive officers and senior management as a result of their service on the Board and other Board Committees, giving members a basis upon which to evaluate individual qualities and capabilities. For each of the past three years, the Company retained a compensation consulting firm to analyze the executive officer and senior management compensation levels, in terms of each of the three elements cited below, and the Company’s performance. A group of approximately forty comparably sized and similarly profiled financial institutions were used for comparison purposes. This group selected for this comparison needs to be distinguished from the peer group used in the stock performance graph below. The companies included in this group may have changed slightly from year to year due to merger activity within the industry or other relevant factors. The Committee considered the results of this comparison and the consulting firm’s corresponding recommendations in making compensation program recommendations to the Board of Directors.

The objective of the Company’s executive officer and senior management compensation structure is to motivate these individuals to put forth maximum effort toward the achievement of specific corporate goals identified during the strategic planning process of the Board and management. To that end, the Board has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned to the financial and stock performance of the Company. Three compensation elements are used in support of the strategy: base salary, short term incentives and long term incentives.

Components of Compensation

Base Salary

Executive officer base salary levels are reviewed annually with appropriate adjustments recommended by the Committee to the full Board of Directors. For the 2005 fiscal year the Company increased individual base salaries based upon the consideration of the competitive base salary review, strong Company performance and individual performance. The adjusted base salary levels are reflective of the individual responsibilities, experience and performance, as well as competitive marketplace conditions.

Short Term Incentive Program

The Company ties short term incentive bonuses to financial targets, specifically return on average equity as compared to its peer group and growth in net profit. For the fiscal year ended 2004, the Company returned approximately 22.82% on average equity and approximately 8.1% growth in annual net profit over the prior year, meeting the goals defined by the Board and management. These performance standards place the Company in the high performance tier, as defined by a prominent industry source, when compared to commercial banks in its peer group.

Long Term Stock Incentive Program

The third and final component of the Company’s compensation strategy is the 1996 Equity Incentive Plan, under which executive officers and senior management may be given the opportunity to acquire or increase proprietary interest in the Company through the granting of stock options and/or restricted stock awards. Such stock options and awards offer them the possibility of future value, depending upon the long term appreciation of the Company’s common stock and provide the recipients with an incentive to advance the interests of the Company and also encourage them to remain in the employ or service of the Company and its subsidiaries.

Stock options under the Plan may be either so-called incentive stock options, which bestow certain tax benefits on the optionee, or non-qualified stock options, not qualifying for such benefits. All options under the plan have an exercise price that is not less than the market value of the Company’s common stock on the date of the grant. Historically, stock based awards under the Company's plans have either been stock options or shares of restricted stock (which are merely shares of Common Stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date.). The vesting of restricted stock depends upon the executives continuing to render services to the Company. Restricted stock awards under the plan carry dividend rights from the date of grant. Restricted shares are forfeited if the award holder departs the Company before vesting. Accelerated vesting is permitted under limited circumstances. Options have no value unless the Company's stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of the Company's stock.

The Committee’s recommendations on granting options and restricted stock awards are based on the evaluation of both the Company’s performance, as measured against growth in earnings per share, and the individual’s accomplishments.

Chief Executive Officer

In assessing appropriate types and amounts of compensation to recommend for the CEO, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on average shareholders’ equity, growth in net income, growth in earnings per share and the Company’s performance as compared to peer group institutions. Individual factors include the CEO’s implementation of the Company’s strategic goals, formation of an effective management team, and various personal qualities, including leadership. Based on the Committee’s recommendation, the Board of Directors determined his 2005 salary to be $290,000. Under the terms of his employment contract, this becomes his minimum annual salary. For 2004, his annual salary was $273,470. The CEO’s bonus was $136,320 for 2004. On January 21, 2004, he received options to purchase 3,000 shares of Company Stock and restricted stock awards valued at $25,920.

The foregoing report has been furnished by Committee members:

           Raymond Wesnofske, Chairperson
           Marcia Z. Hefter
           R. Timothy Maran

PERFORMANCE GRAPH

Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the total return for the NASDAQ® stock market, United States and for certain bank stocks of financial institutions with an asset size size of $250 million to $500 million, and $500 million to $1 billion, as reported by SNL Financial L.C. from December 31, 1999 through December 31, 2004. The $500 million to $1 billion bank stock index was added to this summary because for the fiscal years 2003 and 2004 the Company’s asset size was greater than $500 million. Prior to 2003, the Company’s asset size was between $250 million and $500 million. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning compensation received during the last three years by the Chief Executive Officer and each other executive officer of the Bank whose salary and bonus exceeded $100,000 in 2004 (the “Named Executive Officers”). The amount shown reflects bonus earned in the fiscal year but paid in the following year. The officers of the Company are not compensated separately in any way for their services.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary (1)	Bonus	Other Annual Compen- sation	Restricted Stock Awards (2)	Options /SARs (3) (shares)	LTIP Payouts	All Other Compen-sation (4)
Thomas J. Tobin President and Chief Executive Officer	2004 2003 2002	$273,470 $259,385 $243,462	$136,320$172,800 $203,200	$0 $0 $0	$25,920 $33,408 $27,072	3,000 6,000 6,000	$0 $0 $0	$22,150 $21,818 $21,970
Christopher Becker Executive Vice President and Chief Operating Officer	2004 2003 2002	$172,669 $168,808 $153,654	$ 75,600 $ 94,864 $107,800	$0 $0 $0	$15,840 $20,880 $16,920	1,875 3,750 3,750	$0 $0 $0	$11,619 $11,800 $11,910
Janet T. Verneuille Senior Vice President and Chief Financial Officer	2004 2003 2002	$144,231 $124,519 $118,961	$52,000 $60,000 $50,625	$0 $0 $0	$ 9,720 $12,528 $10,152	1,125 2,250 2,250	$0 $0 $0	$6,150 $5,735 $3,616

(1)	Includes salary deferred at the election of the Named Executive Officers (such as deferred salary under the Company’s 401(k) Plan).

(2)
Represents the dollar value of restricted shares granted to the Named Executive Officers during 2004, 2003 and 2002. The listed dollar values represent the number of such restricted shares multiplied by the closing market price of the Company’s Common Stock on the date of the grant. Restricted shares granted under the Company’s equity incentive plan carry the same dividend rights as unrestricted shares of Common Stock from the date of the grant. Restricted stock held by the Named Executive Officers at December 31, 2004 were 3,240 shares or $99,144 in market value for Mr. Tobin, 2,010 shares or $61,506 in market value for Mr. Becker and 1,215 shares or $37,179 in market value for Ms. Verneuille. All awards vest in equal installments over a three year period. The fair market value of the Company’s common stock on December 31, 2004 was $30.60 per share.

(3)	Represents number of shares subject to options granted to the Named Executive Officers. No options granted to the Named Executive Officers have been accompanied by stock appreciation rights (“SARs”).

(4)
Includes, among other things, any Company contributions on behalf of the Named Executive Officers to the 401(k) Plan; director’s fees paid by the Company; and specified premiums paid by the Company on certain insurance arrangements on behalf other executive officers. Listed amounts for 2004 include 401(k) Plan contributions by the Company on behalf of the Named Executive Officers Tobin, Becker and Verneuille of $6,150, $5,619 and $6,150, respectively; director’s fees in the amount of $6,000 each for Mr. Tobin and Mr. Becker who serves as secretary to the Board; and the following insurance premiums paid by the Company on behalf of Mr. Tobin: $4,612 in premiums paid on a life insurance policy and $5,388 in premiums paid on a long-term disability policy.

The following table sets forth information concerning stock options granted for 2004 to the Named Executive Officers.

Options/SAR Grants in Last Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price (dollars/share)	Expiration Date	Grant Date Present Value (1)
Thomas J. Tobin	3,000	23.5%	$24.00	1/21/14	$13,350
Christopher Becker	1,875	14.7%	$24.00	1/21/14	$8,344
Janet T. Verneuille	1,125	8.8%	$24.00	1/21/14	$5,006

(1)
The weighted average, fair value of the options granted during 2004 was $4.45. The fair value of each option was estimated on the date granted using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants during 2004: risk-free interest rate of 3.02%; expected dividend yield of 2.75%; and expected volatility of 23.5%. Options are exercisable immediately.

The following table sets forth information concerning all stock options that were exercised in 2004 and options held at year-end 2004 by the Named Executive Officers.

Aggregated Option/SAR Exercises in the Last Fiscal Year and Year-End Option/SAR Values
Name	Shares Acquired on Options Exercised	Value Realized (1)	Number of Securities Underlying Unexercised Options/SARs at December 31, 2004 (Exercisable/ Unexercisable)	Value of Unexercised In-the-Money Options/SARs at December 31, 2004 (2) (Exercisable/ Unexercisable)
Thomas J. Tobin	17,041	$516,854	42,209/0	$703,213/0
Christopher Becker	11,250	$298,125	16,875/0	$275,750/0
Janet T. Verneuille	2,250	$63,563	7,875/0	$113,175/0

(1)	Based on the difference between aggregate exercise price and fair market value of shares of Common Stock as of the date of aggregate exercise.
(2)	Based on the fair market value of the Company’s Common Stock on December 31, 2004 ($30.60 per share) minus the exercise price.

Equity Compensation Plan Disclosure. Set forth below is information as of December 31, 2004 regarding compensation plans under which equity securities of the Company are authorized for issuance.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plan
Equity compensation plans approved by shareholders	102,429	$15.10	325,849
Equity compensation plans not approved by shareholders	_	_	_
Total	102,429	$15.10	325,849

EMPLOYMENT CONTRACT AND SEVERANCE AGREEMENTS

The Company and the Bank have entered into employment agreements with Messrs. Tobin and Becker and Ms. Verneuille. The employment agreements provide for five year, three year and two year terms of employment, respectively, that extend, at the option of the Company or the Bank, on an annual basis for an additional one year period unless written notice of non-renewal is provided. If the Company or the Bank does not extend the term of the agreement, or the executive elects not to renew the agreement, the term of the agreements becomes a fixed four, two or one year term, as the case may be.

Under the employment agreements, the annual salary of the named executive officers is reviewed annually by the Board of Directors or a Committee of the Board of Directors. For 2005, the annual salary for Messrs. Tobin and Becker and Ms. Verneuille has been set at $290,000, $200,000 and $160,000, respectively. In addition to an annual salary, the employment agreements provide for, among other things, participation in stock benefit plans and certain other employee and fringe benefit programs applicable to executive management. The employment agreement for Mr. Tobin provides for the purchase of a special disability income policy and a supplemental retirement income plan policy with pre-retirement death benefits.

Each of the employment agreements provides that the Company, or the Bank, may terminate the covered executive for cause, as described in the agreements, at any time. If either the Company or the Bank terminates an executive’s employment other than for cause or a change in control or in the event the executive terminates his/her employment with the Company or the Bank based upon any of the following conditions (collectively, “Event of Termination”): (1) failure to elect or re-elect or appoint or re-appoint the executive to his/her current position; (2) material change in the executive’s functions, duties or responsibilities which cause the executive’s position to become one of lesser responsibility, importance or scope; (3) relocation of the executive’s principal place of employment outside of Southampton, East Hampton, Shelter Island, Southold or Riverhead; (4) reduction in the benefits or perquisites provided to the executive; (5) liquidation or dissolution of the Company or the Bank; or (6) material breach of the agreement by the Company or the Bank, the employment agreements provide that the executive or, in the event of the executive’s death, his/her beneficiary, will receive the payments and benefits that would have been provided to him/her under the agreement for the longer of (i) three years in the case of Messrs. Tobin and Becker or two years in the case of Ms. Verneuille or (ii) the remaining term of the relevant agreement.

Under each of the employment agreements, a Change in Control is an event which: (a) is required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended, (b) results in a Change in Control based upon the fact that the acquirer has received all applicable regulatory approvals or (c) results in any of the following: any person becoming the beneficial owner of 30% or more of the Bank’s or the Company’s voting securities, individuals on the current Board of Directors ceasing to constitute a majority of the Board, a corporate reorganization, merger or similar transaction and the Bank or the Company is not the resulting entity, a proxy solicitation from someone other than current management seeking approval or certain corporate reorganizations, mergers or similar transactions or a successful tender offer for the acquisition of 30% or more of the shares of the Bank or the Company. If: (1) following a Change in Control of the Company or the Bank the executive’s employment with the Company or the Bank is involuntarily terminated, (2) within 90 days following the Change in Control, the executive voluntarily terminates his/her employment provided the acquirer is a private investor, group of private investors or private company controlled by a private investor or group, or (3) within three years following a Change in Control, the executive suffers a demotion, loss of title or significant responsibility, reduction in compensation or benefits or relocation of principal employment to an office other than one located in Southampton, East Hampton, Shelter Island, Southold or Riverhead, the executive or, in the event of the executive’s death, his/her beneficiary, will receive an amount equal to 3.25, 3.0 or 2.0, as the case may be, times the executive’s compensation for the preceding taxable year payable at the executive’s election in a lump sum or over 39, 36 or 24 months, respectively, on either a bi-weekly or monthly basis. In addition, the health and welfare benefits received by the executive during his/her employment would be continued for 39, 36 or 24 months, as the case may be, following his/her termination of employment.

Payments pursuant to the employment agreements and other arrangements in the event of a Change in Control may constitute a “parachute payment” for federal income tax purposes and may result in the imposition of an excise tax on the executive. In such a case, the employment agreements provide that the Company or the Bank will pay the executive an amount sufficient to enable the executive to retain the payments and benefits provided to him/her had he/she not been subject to such a tax.

The Company guarantees the payment of compensation and benefits to the executives under the employment agreements with the Bank. The Company and the Bank will reimburse or pay the executive for all reasonable costs and legal fees paid or incurred in connection with any dispute or question of interpretation relating to the employment agreements if the executive is successful on the merits of his/her claim pursuant to a legal judgment, arbitration or settlement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2004, the Company had no “interlocking” relationships in which (1) any executive officer is a member of the Board of Directors of another entity, one of whose executive officers is a member of the Company’s Board of Directors, or (2) any executive officer is a member of the Compensation Committee of another entity, one of whose executive officers is a member of the Company’s Board of Directors.

RETIREMENT PLANS

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the “Retirement Plan”) for eligible employees. All salaried employees at least age 21 who have completed at least one year of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, in an amount equal to 1.50% of the participant’s average annual earnings multiplied by creditable service (up to 35 years) plus 1.00% of the participant’s average annual earnings multiplied by creditable service (in excess of 35 years) minus .49% of the participant’s final average compensation multiplied by creditable service (up to 35 years). As required by law, the Retirement Plan is covered by the insurance program of the Pension Benefit Guarantee Corporation.

In addition, the Bank has a Supplemental Executive Retirement Plan (the “SERP”), which is an actuarial plan, under which additional retirement benefits are accrued for eligible Executive Officers. Under the Supplemental Retirement Plan, the amount of supplemental retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Bridgehampton Retirement Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is projected to receive under the Bridgehampton Retirement Plan at normal retirement.

The following table approximates the annual retirement benefits based on average annual earnings for the highest five consecutive years at various levels of compensation and years of service under the Retirement Plan and the SERP. Annual average compensation is based on the average annual earnings, including salary and bonus, for the highest five consecutive years.

Annual
Average	20 Years	25 Years	30 Years	35 Years	40 Years
Compensation	Service	Service	Service	Service	Service

$100,000	$ 25,464	$ 31,830	$ 38,196	$ 44,562	$ 49,562
$125,000	$ 32,964	$ 41,205	$ 49,446	$ 57,687	$ 63,937
$150,000	$ 40,464	$ 50,580	$ 60,696	$ 70,812	$ 78,312
$175,000	$ 47,964	$ 59,955	$ 71,946	$ 83,937	$ 92,687
$200,000	$ 55,464	$ 69,330	$ 83,196	$ 97,062	$107,062
$250,000	$ 70,464	$ 88,080	$105,696	$123,312	$135,812
$300,000	$ 85,464	$106,830	$128,196	$149,562	$164,562
$400,000	$115,464	$144,330	$173,196	$202,062	$222,062
$450,000	$130,464	$163,080	$195,696	$228,312	$250,812
$500,000	$145,464	$181,830	$218,196	$254,562	$279,562

The following table sets forth the years of credited service and the average annual basic earnings (as defined above) determined as of September 30, 2004 for each of the Named Executive Officers.

			Average
	Years of Credited Service		Annual
	Years	Months	Earnings

Thomas J. Tobin	19	2	$415,528
Christopher Becker	16	7	252,450
Janet T. Verneuille	11	10	151,557

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers and related parties, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 2004. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and security, and do not represent more than a normal risk of collection. No such loan was classified by the Bank as of December 31, 2004 as a non-accrual, past due, restructured or potential problem loan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the federal securities laws, the Company’s directors, certain of its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to file reports with the SEC on Forms 3, 4 and 5 disclosing beneficial ownership and changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company’s proxy statement of the failure of an officer, director or 10% beneficial owner of the Company’s Common Stock to file a Form 3, 4 or 5 on a timely basis. During 2004 all of these filing requirements were satisfied. In making these statements, the Company has relied solely on the written representations of the incumbent directors and officers and copies of the reports which they have filed with the Commission.

ITEM 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Crowe Chizek and Company LLC (“Crowe Chizek”), was the Independent Registered Public Accounting Firm of the Company for the year ended December 31, 2004, and has been selected to serve as Independent Registered Public Accounting Firm for 2005. Representatives of Crowe Chizek are expected to be present at the Annual Meeting. They will have an with an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.

Shareholder ratification of the selection of Crowe Chizek is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of the Independent Registered Public Accounting Firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection of Crowe Chizek, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different Independent Registered Public Accounting Firm at any time during the year if it determines that such change is in the best interests of the Company and its shareholders.

FEES PAID TO CROWE CHIZEK

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Chizek during  2004 and 2003:

Audit Fees. The audit fees billed for professional services rendered by Crowe Chizek for the audit of the Company’s annual consolidated financial statements for the most recent fiscal year, for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for the audits of internal control over financial reporting and management’s assessment of internal control over financial reporting for the most recent fiscal year were $115,500. For the 2003 fiscal year, such fees were $59,000.

Audit Related Fees. Crowe Chizek did not provide any services to the Company relating to assurance and related services that are reasonably related to the performance of the audit and the review of the financial statements that are not already reported in Audit Fees above during the fiscal years ended December 31, 2004 and 2003.

Tax Fees. Crowe Chizek did not provide any services to the Company relating to tax compliance, tax advice and tax planning during the fiscal years ended December 31, 2004 and 2003.

All Other Fees. Crowe Chizek did not provide any other services to the Company during the fiscal years ended December 31, 2004 and 2003.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees. All requests for services to be provided by Crowe Chizek are submitted to the director of internal audit, who subsequently requests pre-approval from the Audit Committee Chairperson. A schedule of approved services is then reviewed and approved by the entire Audit Committee at the next Audit Committee meeting.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS

In order to ratify the selection of Crowe Chizek and Company LLC as Independent Registered Public Accounting Firm for the 2005 fiscal year, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE CHIZEK AND COMPANY LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office, 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932, no later than November 8, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

ADVANCE NOTICE OF NOMINATIONS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Company’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 90 days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The Bylaws require that the notice must include, among other things, the shareholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the shareholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its annual meeting proxy statement any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly. For your convenience, you may also cast your vote electronically.

Your continued interest in and support of the Company is sincerely appreciated.

AN ADDITIONAL COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO SANDRA NOVICK, VICE PRESIDENT AND CORPORATE SECRETARY, 2200 MONTAUK HIGHWAY, P.O. BOX 3005, BRIDGEHAMPTON, NEW YORK 11932, OR CALL (631) 537-1000, EXT. 7263.

By Order of the Board of Directors

Sandra K. Novick
Vice President and Corporate Secretary

Bridgehampton, New York
March 28, 2005

APPENDIX A

Bridge Bancorp, Inc.
Audit Committee Charter
(As approved as January 21, 2004)

I. Statement of Policy

The Audit Committee of Bridge Bancorp, Inc. (the “Company”) is established by and amongst the Board of Directors of the Company for the primary purpose of assisting the Board of Directors of the Company and The Bridgehampton Bank (the “Bank”) in:

•	overseeing the integrity of the Company’s financial statements,
•	overseeing the Company’s compliance with legal and regulatory requirements,
•	overseeing the Independent Auditors’s qualifications and independence,
•	overseeing the performance of the Company’s internal audit function and Independent Auditors, and
•	overseeing the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, and legal compliance.

Consistent with this function, the Audit Committee (the “Committee”) should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee should also provide an open avenue of communication among the Independent Auditors, financial and senior management, the internal auditing function, and the Board of Directors.

The Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as deemed appropriate to perform its duties and responsibilities.

The Company shall provide appropriate funding, as determined by the Committee, for compensation to the Independent Auditors and to any advisers that the Audit Committee chooses to engage.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section V of this Charter. The Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

II. Organization and Membership

The Committee of the Board shall consist of a minimum of three directors, each of whom shall be Independent as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934 and SEC Rule 10A-3 thereunder, and free of any relationship that, in the opinion of the Board, would interfere or appear to interfere with their exercise of independent judgment in carrying out the responsibilities of a member of the Committee. In determining whether any relationship would interfere with independent judgment and therefore disqualify a director from being considered Independent, the Company shall use the standards of independence applicable to a company the securities of which are quoted on the NASDAQ® Stock Market.

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. A quorum of the Committee shall consist of two thirds of membership.

III. Qualifications

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board shall determine whether at least one member of the Committee qualifies as an “Audit Committee financial expert” in compliance with the criteria established by the SEC and other relevant regulations. The existence of such member, including his or her name and whether or not he or she is Independent, shall be disclosed in periodic filings as required by the SEC. The Audit Committee financial expert will be identified in the minutes of the Committee and Company’s Board.

IV. Meetings

The Chairperson of the Committee, as appropriate in consultation with the Director of Internal Audit, will establish the agenda for each meeting. The Committee will hold at least four meetings per year or more frequently if required.

As part of its job to foster open communication, the Committee should meet periodically with management, the director of the internal auditing function and the Independent Registered Auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. Each regularly scheduled meeting shall conclude with an executive session of the Committee absent members of management and on such terms and conditions as the Committee may elect. The Committee may request any employee of the Company’s or the Bank’s staff attend for that portion of the meeting where their presence could contribute substantively to the subject of discussion.

In addition, the Committee should meet quarterly with the Independent Auditors and management to discuss the annual audited financial statements or quarterly financial statements, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Minutes of each meeting should be prepared in sufficient detail to convey the substance of discussions held. These minutes will be included with the agenda for the next scheduled Committee meeting and copies will be provided to the Board.

V. Powers and Responsibilities

Auditors and Auditor Independence

The Committee will:

1.
Have the sole power to select and hire the Independent Auditors responsible to audit the Company’s financial statements. The Committee shall advise the Independent Auditors that they are accountable to the Audit Committee and the Board as representatives of the Shareholders.

2.	Have the sole power to approve the Independent Auditors’ fees.

3.	Provide an open avenue of communication between the Independent Auditors and the Board of Directors.

4.
Receive from the Independent Auditors disclosure regarding the Auditors’ independence required by Independence Standards Board Standard No. 1. Assess the independence of the Independent Auditors, and in connection therewith review all relationships between the Independent Auditors and the Company.

5.	Have the sole power to discharge the Independent Auditors.

6.
Review and pre-approve both audit and permissible non-audit services to be provided by the Independent Auditors (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the Committee with any such pre-approval reported to the Committee at its next regularly scheduled meeting. The Committee may also adopt policies and procedures for the pre-approval of audit and permissible non-audit services. Approval of non-audit services shall be disclosed to investors in periodic reports required by Section 13(a) of the Securities Exchange Act of 1934.

7.	Review and evaluate the lead partner of the Independent Auditors team.

8.
Obtain and review a report from the Independent Auditors at least annually regarding (a) the Independent Auditors’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues. Evaluate the qualifications, performance and independence of the Independent Auditors, including considering whether the Auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the Auditors’ independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the Independent Auditors to the Board.

9.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

10.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the Independent Auditors who participated in any capacity in the audit of the Company.

11.	Discuss with the Independent Auditors issues on which the Independent Auditors consulted with its national office and on matters of audit quality and consistency considered by the national office.

Financial Reporting

The Committee will:

1.
Meet with the Independent Auditors, internal auditors and financial management of the Company prior to the annual audit to review the scope and the audit procedures of the proposed audit and, at the completion of the audit, meet again with the Independent Auditors’ to review audit results and discuss the Independent Auditors’ judgment, comments and recommendations about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting.

2.
Review and discuss with management, the Director of Internal Audit, and the Independent Auditors, the Company’s audited annual financial statements and related footnotes and disclosure under “Management’s Discussion and Analysis,” Disclosure & Analysis, prior to the filing of the Form 10-K or the release of any audited financial statements.

3.
Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

4.	Review with management and the Independent Auditors interim financial information reported in the Company’s Form 10-Q before it is filed.

5.	Ensure that the Committee receives, reviews and discusses with the Independent Auditors all matters required to be discussed by Statement on Auditing Standards No 61.

6.
Receive from the Independent Auditors the required communications regarding: (1) all critical accounting policies and practices used, which shall include the accounting policies and procedures that are most important to the portrayal of the Company’s financial condition and results of operations and require subjective judgment on the part of management and the Independent Auditors, (2) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the Independent Auditors, and (3) other material written communications between the external auditor and management such as any management letter or schedule of “unadjusted differences.” The required report need not be in writing but the communications are required to be made to the Audit Committee before the external auditor’s report on the financial statements is filed with the SEC, and should be reflected in the minutes of the Committee.

7.
Discuss with the Independent Auditors its evaluation of the Company’s financial, accounting and auditing personnel and the cooperation that the Independent Auditors received during the course of its audit, and any audit problems or difficulties, including any restrictions on the scope of the work or access to required information and management’s response to the problem or difficulty.

8.
Establish regular and separate systems of reporting to the Committee by each of management, the Independent Auditors and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

9.	Review with the Independent Auditors and the Director of Internal Audit:

a. The adequacy of the Company’s internal controls including computerized information system controls and security.
b. Any related significant findings and recommendations of the Independent and internal  auditors together with management’s  responses thereto.

10.
Based on the reviews and discussions referred to above, make a recommendation to the Board of Directors as to the inclusion of the financial statements referred to above in the Company’s Annual Report on Form 10-K to be filed with the SEC.

Internal Controls and Process Improvement

The Committee will:

1.	Establish procedures for the receipt, retention and treatment of complaints received regarding the Company’s accounting, internal accounting controls or auditing matters.

2.	Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3.	Inquire of management, the director of internal audit, and the Independent Auditors about significant risks or exposures and assess the steps management has taken to minimize such risks.

4.
Consider, in consultation with the Independent Auditors and Director of Internal Audit, the audit scope and plan of the internal and external auditors. Review the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

Internal Audit and Management

The Committee will:

1.	Review and concur in the appointment, replacement, reassignment, or dismissal, of the Director of Internal Audit.

2.	Consider and review with management and the Director of Internal Audit:

a. Significant findings during the year and management’s responses thereto.

b. Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of internal auditors’ work or access to required information.

c. Any changes required in the planned scope of the internal audit plan.

d. The internal audit department budget and staffing.

e. The internal audit charter.

3.	Review with the Bank’s Director of Internal Audit periodically:

a. Significant findings relative to regulatory compliance audits together with management’s responses thereto.

b. The Company’s and the Bank’s compliance efforts and projects, future regulatory changes and their related impact, and any recommendations to strengthen compliance.

c. Results of the Bank’s self assessment of its fair lending compliance and related recommendations together with management’s response thereto.

4.	Review with the Bank’s Director of Internal Audit and management at least annually or more frequently as circumstances require:

a. The planned scope of the loan review consultant’s outside review.

b. The results of the loan review and the related report of loans reviewed and recommendations.

5.	Review with the Company’s Director of Internal Audit and management the results of examinations performed by outside regulatory agencies.

6.	Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

7.	Review with management the policies and procedures with respect to officers business expense accounts and perquisites, including their use of corporate assets.

VI. Other

Inquire of the Independent Auditors, and the Chief Executive Officer and Chief Financial Officer regarding the “quality of earnings” of the Company from a subjective as well as an objective standpoint.

Review with management and the Independent Auditors the effects of any regulatory and accounting initiatives, as well as off balance sheet structures, if any.

Review and approve all related party transactions between the Company or the Bank and any director or executive officer. Related party transactions are those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

Perform other functions as assigned by law, the Company’s charter or by-laws or the Board of Directors.

The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board of Directors.

The Audit Committee Charter shall be reassessed annually for adequacy and updated for any changes that are necessary as a result of new laws or regulations.

Limitation of Audit Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Independent Auditors.